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                                R-B RUBBER PRODUCTS, INC.
                           CALCULATIONS OF NET INCOME PER SHARE

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                                   Three Months Ended September 30,
                                   ---------------------------------------------------------------------
                                   1997                                    1996
                                   -----------------------------           -----------------------------
                                   Primary         Fully Diluted           Primary         Fully Diluted
                                   -----------------------------           -----------------------------
Weighted Average Shares
Outstanding for the Period         2,172,500           2,172,500           2,172,500           2,172,500

Dilutive Common Stock
Options Using the Treasury
Stock Method                          55,886              58,621                 -                   -
                                   -----------------------------           -----------------------------

 Total Shares Used for Per
 Share Calculations                2,228,386           2,231,121           2,172,500           2,172,500
                                   -----------------------------           -----------------------------
                                   -----------------------------           -----------------------------

 Net Income (Loss)                   125,927             125,927              35,886              35,886
                                   -----------------------------           -----------------------------
                                   -----------------------------           -----------------------------

 Net Income (Loss) Per Share         $  0.06             $  0.06             $  0.02             $  0.02
                                   -----------------------------           -----------------------------
                                   -----------------------------           -----------------------------

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                                    Nine Months Ended September 30,
                                    ---------------------------------------------------------------------
                                   1997                                    1996
                                   -----------------------------           -----------------------------
                                   Primary         Fully Diluted           Primary         Fully Diluted
                                   -----------------------------           -----------------------------
Weighted Average Shares
Outstanding for the Period         2,172,500           2,172,500           2,172,500           2,172,500

Dilutive Common Stock
Options Using the Treasury
Stock Method                          46,892              58,621                 -                   -
                                   -----------------------------           -----------------------------

 Total Shares Used for Per
 Share Calculations                2,219,392           2,231,121           2,172,500           2,172,500
                                   -----------------------------           -----------------------------
                                   -----------------------------           -----------------------------

 Net Income (Loss)                   392,758             392,758             (82,032)            (82,032)
                                   -----------------------------           -----------------------------
                                   -----------------------------           -----------------------------

 Net Income (Loss) Per Share         $  0.18             $  0.18            $  (0.04)           $  (0.04)
                                   -----------------------------           -----------------------------
                                   -----------------------------           -----------------------------

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